UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13

or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2006

Watson Wyatt Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  001-16159

Delaware	52-2211537
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

901 N. Glebe Road

Arlington, Virginia 22203

(Address of principal executive offices, including zip code)

(703) 258-8000

(Registrant’s telephone number, including area code)

Watson Wyatt & Company Holdings

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03       AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

On January 1, 2006, Watson Wyatt & Company Holdings (the “Company”) changed its name to “Watson Wyatt Worldwide, Inc.”  The change in name was effected pursuant to a merger of Watson Wyatt Worldwide, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, with and into the Company, with the Company surviving.  In connection with the merger, the name of the Company was changed to “Watson Wyatt Worldwide, Inc.”  The Certificate of Ownership and Merger, as filed with the Secretary of State of the State of Delaware, effecting the merger, also amended the Amended and Restated Certificate of Incorporation of the Company, effective January 1, 2006, by deleting Article One and inserting in lieu thereof a new Article One to read:

1. NAME.  The name of the corporation is Watson Wyatt Worldwide, Inc.

A copy of the Certificate of Ownership and Merger is filed as Exhibit 99.1 and incorporated herein by reference.  A copy of the Amended and Restated Certificate of Incorporation is filed as Exhibit 99.2 and incorporated herein by reference.

The Amended and Restated By-laws of the Company have also been amended, effective January 1, 2006, to reflect the change in name by deleting “Watson Wyatt & Company Holdings” in the title and inserting in lieu thereof “Watson Wyatt Worldwide, Inc.”  A copy of the Amended and Restated By-laws of the Company is filed as Exhibit 99.3 and incorporated herein by reference.

ITEM 8.01       OTHER EVENTS

On January 3, 2006, the Company announced that it has changed its name to “Watson Wyatt Worldwide, Inc.” and that the Company will continue to trade on the NYSE under its existing symbol, WW. The announcement was contained in a press release, a copy of which is filed as Exhibit 99.5 and incorporated herein by reference.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

Exhibit 99.1	Certificate of Ownership and Merger effective January 1, 2006.

Exhibit 99.2	Amended and Restated Certificate of Incorporation of Watson Wyatt Worldwide, Inc., dated January 1, 2006.

Exhibit 99.3	Amended and Restated By-laws of Watson Wyatt Worldwide, Inc. dated January 1, 2006.

Exhibit 99.4	Form of Certificate representing Common Stock.

Exhibit 99.5	Press Release of Watson Wyatt Worldwide, Inc. dated January 3, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATSON WYATT WORLDWIDE, INC.

Date: January 3, 2006	/s/ Carl D. Mautz
Carl D. Mautz
Vice President and Chief Financial Officer